T. ROWE PRICE GROUP, INC.
                      STATEMENT OF POLICY
                               ON
                    SECURITIES TRANSACTIONS


BACKGROUND INFORMATION.

    Legal Requirement. In accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company
    Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the
    various United Kingdom laws and regulations, Price Group and the mutual funds ("Price Funds") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("Statement").

    Price Advisers' Fiduciary Position. As investment advisers, the Price Advisers are in a fiduciary position which requires them  to  act  with an eye only to the benefit of  their  clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

    Purpose of Statement. The Statement was developed to help guide Price Group's employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

          eliminate the possibility of a transaction occurring that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as Front Running (see definition below);

          avoid situations where it might appear that Price Group or the Price Funds or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

          prevent, as well as detect, the misuse of material, non-public information.

    Those subject to the Code, including the independent directors of Price Group and the Price Funds, are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds.

    Front Running. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or
    avoid    changes   in   market   prices   effected    by    client
    transactions.
PERSONS  SUBJECT  TO  STATEMENT.  The  provisions  of  this  Statement apply as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-4 of this Statement. Access Persons are  subject  to  all  provisions  of this  Statement  except  certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are exempt from prior clearance requirements except for transactions in Price Group stock. The persons and entities covered by this Statement are:

    Price   Group.    Price  Group,  each  of  its  subsidiaries   and
    affiliates, and their retirement plans.

    Employee   Partnerships.   Partnerships  such  as   Pratt   Street
    Ventures.

    Personnel.    Each  officer,  inside  director  and  employee   of
    Price Group and its subsidiaries and affiliates, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

    Certain Temporary Workers.  These workers include:

         All temporary workers hired on the Price Group payroll ("TRP Temporaries");

         All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

           All   independent  or  agency-provided  consultants  whose
        assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

       Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

    Retired   Employees.   Retired  employees  of  Price   Group   who
    continue  to  receive  investment research  information  from  one
    or   more   of  the  Price  Advisers  will  be  subject  to   this
    Statement.

    Independent Directors of Price Group, the Savings Bank and the Price Funds. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the
    T.   Rowe  Price  Savings  Bank  ("Savings  Bank")  include  those directors of the Savings Bank who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

    Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. See p. 4-17. The independent directors of the
    Savings   Bank  and  the  Price  Funds  are  exempt   from   prior
    clearance requirements. The independent directors of Price Group are exempt from the prior clearance requirements except for Price Group stock.

ACCESS  PERSONS.   Certain  persons and  entities  are  classified  as
"Access Persons" under the Code.  The term "Access Person" means:

       the Price Advisers;

        any officer (vice president or above) or director (excluding independent directors) of any of the Price Advisers or the Price Funds;

        any person associated with Price Group or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

        any person in a control relationship to any of the Price Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

   All   Access  Persons  are  notified  of  their  status  under  the
   Code.

    Investment Personnel. An Access Person is further identified as "Investment Personnel" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

    The term "Investment Personnel" includes, but is not limited to:

       those   employees  who  are  authorized  to  make   investment
        decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

        research and credit analysts; and

        traders who assist in the investment process.

    All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are generally prohibited from investing in initial public offerings. See pp. 4-11; 4-13.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "Non-Access Persons." If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below.

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (International personnel) when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS  SUBJECT  TO STATEMENT.  Except as  provided  below,  the
provisions  of  this  Statement  apply  to  transactions   that   fall
under either one of the following two conditions:

First,  you  are  a  "beneficial owner"  of  the  security  under  the
Rule   16a-1  of  the  Securities  Exchange  Act  of  1934  ("Exchange
Act"), as defined below.

Second, if you control or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (e.g., a  power  of  attorney  to  direct transactions  in  another  person's account) of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

Definition of Beneficial Owner. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

         securities held by members of the person's immediate  family
      sharing   the  same  household,  although  the  presumption   of
      beneficial ownership may be rebutted;

         a person's interest in securities held by a trust, which may include both trust beneficiaries or trustees with investment control;

         a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

         a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

         certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

         a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Exemptions. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, unless you have no control over the transaction. Such a situation may arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written request for clarification or exemption to either Baltimore Legal/Compliance or the TRP International Compliance Team, as appropriate. Any such request for clarification or exemption should name the account, your interest in the account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are not self-executing; any exemption must be granted through Baltimore Legal/Compliance or the TRP International Compliance Team.

PRIOR CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the federal securities laws. You are responsible for your own compliance with these requirements. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

    Independent   Directors   of   Price   Funds.    The   independent
    directors of the Price Funds are prohibited from owning the stock of Price Group.

    Quarterly Earnings Report. Generally, all Access Persons and Non-Access Persons and the independent directors of Price
    Group must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. You will be notified in writing through the Office of the Secretary of Price Group ("Secretary") from time to time as to the controlling dates.

    Prior Clearance of Price Group Stock Transactions Generally. Access Persons and Non-Access Persons and the independent directors of Price Group are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Group stock owned beneficially or through the Employee Stock Purchase Plan. A transfer includes a change in ownership name of shares of Price Group stock, including a transfer of the shares into street name to be held in a securities account and any transfers of shares of Price Group stock between securities firms or accounts, including accounts held at the same firm.

    Prior Clearance Procedures for Price Group Stock. Requests for prior clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available from the Corporate Records Department and on the firm's Intranet under Corporate/Corporate Records) and be submitted to the Secretary, who is responsible for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock purchased either through the Price Group Employee Stock Purchase Plan ("ESPP") or through a brokerage account if shares of Price Group stock are transferred there from the ESPP. Purchases effected through the ESPP are automatically reported to the Secretary.

    Prohibition   Regarding  Transactions  in  Publicly-Traded   Price
    Group   Options.   Transactions  in  publicly-traded  options   on
    Price Group stock are not permitted.

    Applicability of 60-Day Rule to Price Group Stock Transactions. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected through the ESPP, the exercise of employee stock options granted by
    Price Group, and shares obtained through an established dividend reinvestment program. The 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

    Gifts   of   Price   Group  stock,  although  subject   to   prior
    clearance, are also not subject to this Rule.

    Purchases through payroll deduction of Price Group stock in the ESPP are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. See p. 4-22.



         Access Persons and Non-Access Persons and the independent directors of Price Group must obtain prior clearance of any transaction involving Price
         Group stock from the Office of the Secretary of Price
         Group.

    Initial  Disclosure of Holdings of Price Group  Stock.   Each
    new employee must report to the Secretary any shares of Price
    Group stock of which he or she has beneficial ownership no later than 10 days after his or her starting date.

    Dividend Reinvestment Plans for Price Group Stock. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior clearance if the firm has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except in the case of employees who are subject to Section 16 of the Securities Exchange Act of 1934, who must report such transactions at least monthly.

    Effectiveness of Prior Clearance. Prior clearance of transactions in Price Group stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

    Reporting of Disposition of Proposed Transaction. You must use the form returned to you by the Secretary to notify the Secretary of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Group stock owned directly. The notice must be returned within two business days of the trade's execution, or within seven business days of the date of prior clearance if the trade is not executed.

    Insider  Reporting  and  Liability.   Under  current   rules,
    certain officers, directors and 10% stockholders of a publicly traded company ("Insiders") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Group.

    SEC Reporting. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Secretary will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to assure that the applicable reports are filed in a timely manner.

           Form 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Secretary will deliver to the Insider a Form 3 for appropriate signatures and will file the form with the SEC.

           Form 4.  Any change in the Insider's ownership of Price
          Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred. Following receipt of the Notice of Disposition of the proposed transaction, the Secretary will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form with the SEC.

           Form 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

        Liability for Short-Swing Profits. Under the United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

    Office of Thrift Supervision ("OTS") Reporting. TRPA and Price Group are holding companies of T. Rowe Price Savings Bank, which is regulated by the OTS. OTS regulations require the Directors and senior officers of TRPA and Price Group to file reports regarding their personal holdings of the stock of Price Group and of the stock of any non-affiliated bank, savings bank, bank holding company, or savings and loan holding company. Although the Bank's Compliance Officer will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person to ensure that the required reports are filed in a timely manner.

PRIOR  CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK)  FOR
ACCESS PERSONS.

All Access Persons must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. Non-Access Persons are not required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.


         Access Persons and Non-Access Persons and the independent directors of Price Group must obtain prior clearance of any transaction involving Price
         Group stock from the Office of the Secretary of Price
         Group.


Where required, prior clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do not check compliance with the 60-Day Rule (p. 4-21); you are responsible for ensuring your compliance with this rule.

TRANSACTIONS  (OTHER THAN IN PRICE GROUP STOCK) THAT  ARE  EXEMPT
FROM  PRIOR  CLEARANCE AND REPORTING.  The following transactions
are   exempt   from  both  the  prior  clearance  and   reporting
requirements:

        Mutual Funds and Variable Insurance Products. The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable insurance products, except that any employee who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance through electronic mail to Dottie Jones.

        U.S.  Government  Obligations.   Purchases  or  sales  of
        direct obligations of the U.S. Government.

        Certain Commodity Futures Contracts. Purchases or sales of commodity futures contracts for tangible goods (e.g., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission ("CFTC"). Futures contracts for financial instruments, however, must receive prior clearance.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT ARE EXEMPT  FROM
PRIOR CLEARANCE, BUT MUST BE REPORTED BY BOTH ACCESS PERSONS  AND
NON-ACCESS PERSONS.

        Unit Investment Trusts. Purchases or sales of shares in unit investment trusts, including such unit investment trusts as DIAMONDS, SPYDER and Nasdaq-100 Index Tracking
        Stock ("QQQ").

        National   Government  Obligations  (other  than   U.S.).
        Purchases or sales of direct obligations of national (non-U.S.) governments.

        Pro   Rata  Distributions.   Purchases  effected  by  the
        exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

        Stock Splits and Similar Acquisitions. The acquisition of additional shares of existing corporate holdings through stock splits, stock dividends, exercise of rights, exchange or conversion. Reporting of such transactions need only be made quarterly.

        Mandatory  Tenders.   Purchases and sales  of  securities
        pursuant to a mandatory tender offer.

        Spousal Employee-Sponsored Payroll Deduction Plans. Purchases by an Access Person's spouse pursuant to an employee-sponsored payroll deduction plan (e.g., a 401(k) plan or employee stock purchase plan), provided Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan. Reporting of such transactions need only be made quarterly.

        Exercise of Stock Option of Corporate Employer by Spouse. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise must receive prior clearance.

        Dividend Reinvestment Plans. Purchases effected through an established Dividend Reinvestment Plan ("DRP"). Reporting of these transactions may be made quarterly. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends (a "Connected Purchase") and any sale of shares from the DRP must receive prior clearance.

        Systematic Investment Plans/Savings Schemes. Purchases effected through a systematic investment plan (i.e., a regular savings scheme or savings plan) involving the automatic investment of a set dollar or other currency amount on predetermined dates, provided Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person that he or she will be participating in the plan or scheme. Reporting of Systematic Investment Plan/Savings Scheme transactions need only be made quarterly. An Access Person's purchase of securities of the issuer to initiate participation in the plan and any sale of shares from such a plan must receive prior clearance.

        Inheritances.   The  acquisition  of  securities  through
inheritance.

        Gifts.  The giving of or receipt of a security as a gift.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior clearance requirements prior to execution on behalf of an Access Person, including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to receive prior clearance for securities transactions (other than Price Group stock), they must report any transaction that would have been required to be prior cleared by an Access Person.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless described as exempt from prior clearance above or subject to an exemption granted by the Chairperson of the Ethics Committee, Access Persons must receive prior clearance for all securities transactions. This includes transactions in closed-end funds, including Exchange Traded Funds  ("ETFs")
  (e.g., iShares; Cubes), and
    sector index funds that are closed-end funds.

All  Access Persons should follow the procedures set forth below,
depending   upon   their  location,  before   engaging   in   the
transactions described.

For U.S. - Based Access Persons:

     Procedures For Obtaining Prior Clearance For Initial  Public
   Offerings ("IPOs"):

        Non-Investment Personnel. Access Persons who are not Investment Personnel ("Non-Investment Personnel") may purchase securities that are the subject of an IPO only if prior written approval has been obtained from the Chairperson of the Ethics Committee or his or her designee ("Designee"). An IPO is an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Securities Exchange Act of 1934.

        In considering such a request for approval, the Chairperson or his or her Designee will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson or his or her Designee will also determine whether the following conditions have been met:

        1. The purchase is made through the Non-Investment Personnel's regular broker;

        2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

        3. The transaction otherwise meets the requirements of the NASD's rules on free riding and withholding.

    Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore, even after approval has been obtained from the Chairperson of the Ethics Committee or his or her Designee, Non-Investment Personnel must check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

        Investment  Personnel.   Investment  Personnel  may   not
        purchase securities in an IPO.

        Non-Access Persons. Although Non-Access Persons are not required to receive prior clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative of Investment Services is reminded that NASD rules may restrict his or her ability to buy shares in a "hot issue," which is a new issue that trades at a premium in the secondary market whenever that trading commences.

    Procedures   For  Obtaining  Prior  Clearance   For   Private
    Placements. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee. In considering such a request for approval, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee.

        Continuing Obligation. An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

   Registered   representatives  of   Investment   Services   are
   reminded that NASD rules may restrict investment in a private placement in certain circumstances.

    Procedures For Obtaining Prior Clearance For All Other Securities Transactions. Requests for prior clearance by Access Persons for all other securities transactions requiring prior clearance should generally be made via iTrade on the firm's intranet to the Equity Trading Department, which will be responsible for processing and maintaining the records of all such requests. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (e-mail address "Personal Trades" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale, or buy to cover. Responses to all requests will be made by iTrade or the Equity Trading Department, documenting the request and its approval/disapproval.

    Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in non-U.S. securities.

    Effectiveness of Prior Clearance. Prior clearance of a securities transaction is effective for three (3) business days from and including the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. In situations where it appears that the trade will not be executed within three business days even though the order was entered in that time period (e.g., certain transactions through Transfer Agents or spousal employee-sponsored payroll deduction plans), please contact Baltimore Legal/Compliance.

    Reminder. If you are an Access Person and become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities become subject to the prior clearance requirements.

For International Access Persons:

    General Procedures For Obtaining Prior Clearance (Other Than Price Group Stock) For Access Persons. Requests for prior clearance may be made by electronic mail or by submitting a written form to the TRP International Compliance Team. The TRP International Compliance Team is responsible for processing and maintaining the records of all such requests. All requests must include the name of the security, the number of shares or amount of bond involved, and the estimated value of the requested transaction.

    The TRP International Compliance Team will record whether the request was approved or disapproved and the date and time of the approval or disapproval; the reason for any disapproval; the nature of the transaction (i.e., whether the transaction is a purchase, sale, short sale, or buy to cover), and whether the securities are part of a new issue or private placement.

    Responses  to  all  requests will be  confirmed  by  the  TRP
    International  Compliance Team by electronic  mail  or  on  a
    standard  written  form  documenting  the  request  and   its
    approval/disapproval.

    Requests will normally be processed on the same day they are received; however, additional time may be required to allow checks to be made with overseas offices.

    Effectiveness of Prior Clearance. Prior clearance of a securities transaction is effective for three (3) business days from and including the date the clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. For example, if approval is granted at 2:00 pm Monday, the trade must be executed by Wednesday. In situations where it appears that the trade will not be executed within three business days even though the order was entered in that time period (e.g., an Individual Savings Account), please contact the TRP International Compliance Team.

    Procedures  for Obtaining Prior Clearance for Initial  Public
    Offerings ("IPOs"):

    Investment Personnel. Generally Investment Personnel may not purchase shares in an IPO. However, an exemption from the TRP International Compliance Team to permit investment in certain IPOs open to the general public in which allocations are made by the issuer/syndicate on a purely random basis (lottery) or on a pro-rata basis per application ("Pro-Rata Offering") may be available.

      Non-Investment  Personnel.   Access  Persons   other   than
Investment Personnel ("Non-
    Investment Personnel") may purchase securities in a  Pro-rata
    Offering if the following four conditions are met:

            The issue is a Pro-Rata Offering;

            Residence;

            No order for the purchase of any such securities has been entered by a Price Adviser on behalf of any client; and

            The number of shares to be purchased is commensurate with the normal size and activity of the Access Person's account.

   Non-Investment Personnel may also be granted approval to purchase securities that are the subject of a non-Pro-Rata Offering. In considering such a request for approval, the TRP International Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. Approvals will carry the following conditions:

            1.  The  purchase  is made through the Non-Investment
                Personnel's regular broker, bank, or from a syndicate member through a general solicitation or subscription form, if relevant; and

            2.  The   number   of  shares  to  be  purchased   is
                commensurate with the normal size and activity of the Non-Investment Personnel's account.

    All Access Persons. Neither Investment Personnel nor Non-Investment Personnel will be permitted to purchase in an IPO if any of the Price Advisers' clients are prohibited from doing so. This prohibition will remain in effect until these clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. In addition, the 60-Day Rule applies to transactions in securities purchased in an IPO.

    Procedures for Obtaining Prior Clearance for Private Placements. Approval for an Access Person to invest in or sell securities through a private placement of securities, including the purchase of limited partnership interests, must be sought from the TRP International Compliance Team in the usual manner. The approval process will include a review by a member of the Investment Team to determine whether the investment opportunity (private placement) should be reserved for the firm's clients and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics Committee.

        Continuing Obligation. Any Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the TRP International Compliance Team.

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. A proposed securities transaction will be disapproved by the Trading
Department, either directly or by iTrade, and/or by the Chairperson of the Ethics Committee or by the TRP International Compliance Team (unless it is determined that an exemption is appropriate), if:


       Pending Client Orders. Orders have been placed by any of the Price Advisers to purchase or sell the security.

       Purchases and Sales Within Seven (7) Calendar Days. The security has been purchased or sold by any client of a Price Adviser within seven calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, an Access Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

       Approved Company Rating Changes. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

       Securities Subject to Internal Trading Restrictions.   The
       security  is  limited or restricted by any  of  the  Price
       Advisers as to purchase or sale by Access Persons.

If for any reason an Access Person has a proposed securities transaction disapproved, he or she must not communicate any information about the disapproval to another person and must not cause any other person to enter into such a transaction.

Requests for Waivers of Prior Clearance Denials. If an Access Person's request for prior clearance has been denied, he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Waivers are not routinely granted.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. All Access Persons and Non-Access Persons must request broker-dealers, investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see page 4-4 for a discussion of beneficial ownership and control concepts) as follows:

     U.S.-based personnel should have this information sent to the attention of Compliance, Legal Department, T. Rowe Price,
  P.O. Box 17218, Baltimore, Maryland  21297-1218.

    International personnel should have this information sent to the attention of the TRP International Compliance Team, T. Rowe
  Price International, Inc., 60 Queen Victoria Street, London EC4N 4TZ United Kingdom.

NOTIFICATION OF SECURITIES ACCOUNTS. All Access Persons and Non-Access Persons must give notice before opening or trading in a securities account with any broker, dealer, investment adviser, bank, or other financial institution, including TRP Brokerage, as follows:

      U.S.-based  personnel  must  give  notice  by  e-mail   to
  Legal/Compliance;

     International personnel must give notice in writing (which may include e-mail) to the TRP International Compliance Team.

    New  Personnel Subject to the Code.  A person subject to  the
    Code must give written notice as directed above of any existing securities accounts maintained with any broker, dealer, investment adviser, bank or other financial institution within 10 days of association with the firm.

    You do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or mutual funds if these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have an account at T. Rowe Price Services, Inc., a transfer agent that holds shares of a Price Fund, that account is not reportable. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

    Officers,   Directors  and  Registered   Representatives   of
    Investment  Services.   The  NASD  requires  each  associated
    person of T. Rowe Price Investment Services, Inc. to:

        Obtain approval from Investment Services (whether the registered person is based in the United States or internationally) -- the request should be in writing, directed to Baltimore Legal/Compliance, and submitted before opening or placing the initial trade in a securities account; and

       If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

   Annual Statement by Access Persons. Each Access Person must also file with the firm a statement of his or her accounts as of year-end in January of the following year.

   Reminder. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES    FOR   REPORTING   TRANSACTIONS.    The    following
requirements apply both to Access Persons and Non-Access Persons:

    Report Form. If the executing firm provides a confirmation, contract note or similar statement directly to the firm, you do not need to make a further report. All other transactions must be reported on the form designated "T. Rowe Price
    Employee's Report of Securities Transactions," which is available on the firm's Intranet under Corporate/Legal.

    When Reports are Due. You must report a securities transaction within ten (10) days after the trade date or within (10) days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving a systematic investment plan/savings scheme, in an established dividend reinvestment plan, or the purchase of securities by a spouse pursuant to an employee-sponsored payroll deduction plan, however, may be reported quarterly.

    The TRP International Compliance Team will send all reports it receives to Baltimore Legal/Compliance on a quarterly basis.

    Reminder. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, the transactions in these securities become subject to the transaction reporting requirements.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS, THE INDEPENDENT DIRECTORS OF PRICE GROUP, AND THE INDEPENDENT DIRECTORS OF THE SAVINGS BANK. The independent directors of the Price Funds are subject to the same reporting requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly. Specifically:
(1) a report for each securities transaction must be filed with Baltimore/Legal Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore/Legal Compliance will send the independent directors of the Price Funds a reminder letter and reporting form approximately ten days prior to the end of each calendar quarter.

The independent directors of Price Group are not required to report their personal securities transactions (other than transactions in Price Group stock) as long as they do not obtain information about the Price Advisers' investment research, recommendations, or transactions. However, the independent directors of Price Group are reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Baltimore/Corporate Records (e.g., changes in holdings of stock of financial institutions or financial institution holding companies).

The independent directors of the Savings Bank are not required to report their personal securities transactions except as they may be specifically requested from time to time to do so by the
Savings   Bank  in  accordance  with  regulatory  or  examination
requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS.
These rules vary in their applicability depending upon whether you are an Access Person.

The  following  rules apply to all Access Persons and  Non-Access
Persons and, where indicated, to the independent directors of Price Group and the Price Funds.

    Dealing with Clients. Access Persons, Non-Access Persons and the independent directors of Price Group and the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

    Client Investment Partnerships.

        Co-Investing.   The independent directors  of  the  Price
        Funds are not permitted to co-invest in client investment partnerships of Price Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

        Direct  Investment.   The independent  directors  of  the
        Price Funds are not permitted to invest as limited partners in client investment partnerships of Price Group or its affiliates.

    Investment Clubs. These restrictions vary depending upon the person's status, as follows:

        Non-Access Persons. A Non-Access Person may form or participate in a stock or investment club without approval of the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International
        Compliance Team (international personnel). Only transactions in Price Group stock are subject to prior clearance requirements. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

        Access Persons. An Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). All transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior clearance and reporting requirements applicable to an individual Access Person's trades.

        If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements of the club's transactions (except for transactions in Price Group stock) from the Chairperson of the Ethics Committee or the TRP International Compliance Team, as appropriate, as part of the approval process.

    Margin Accounts. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

    Trading Activity. You are discouraged from engaging in a pattern of securities transactions which either:

            Is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

            Involves securities positions that are disproportionate to your net assets.

        At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply only to Access Persons:

    Exempt List Transactions. Although subject to prior clearance, transactions involving securities in certain large issuers or in issuers with high trading volumes, within the parameters set by the Ethics Committee (the "Exempt List"), will be approved under normal circumstances, as follows:

        Transactions Involving Exempt List Securities. This exemption applies to transactions involving no more than U.S. $20,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction marginally exceeds $20,000) per security per seven (7) calendar day period in securities of:

                issuers with market capitalizations of $5 billion or more,
               or

                U.S. issuers with an average daily trading volume in excess of 500,000
               shares over the preceding 90 calendar days.

        Note that if the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction, this exemption is not available.

        Transactions Involving Options on Exempt List Securities. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-20. Otherwise, in the case of options on an individual security on the Exempt List (if it has not had a prohibited rating change), an Access Person may trade the greater of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security. Options transactions on the stock of Price Group are prohibited. See p. 4-6.

        These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven (7) calendar day under this exemption.

        Transactions Involving Exchange-Traded Index Options. Generally, an Access Person may trade the greater of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying securities. These parameters are subject to change by the Ethics Committee.

        Please note that an option on a Unit Investment Trust (e.g., QQQ) is not an exchange-traded index option and does not fall under this provision. See the discussion under General Information on Options and Futures below.

    Client  Limit  Orders.  The Equity Trading Desk  or  the  TRP
    International Compliance Team, as appropriate, may approve an Access Person's proposed trade even if a limit order has been entered for a client for the same security, if:

            The Access Person's trade will be entered as a market order;
          and

            The client's limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

    Japanese New Issues. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

    Options and Futures. Please consult the specific section on Exchange-Traded Index Options above for transactions in those options.



     Before engaging in options and futures transactions, Access Persons should understand the impact that the 60-Day Rule and intervening client transactions may have upon their ability to close out a position with a profit (see page 4-21).


        General Information on Options and Futures. If a transaction in the underlying instrument does not require prior clearance (e.g., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on the underlying instrument does not require prior clearance. However, all options and futures transactions, except the commodity futures transactions described on page 4-9, must be reported even if a transaction in the underlying instrument would not have to be reported (e.g., U.S. Government Obligations). Transactions in publicly traded options on Price Group stock are not permitted. See p. 4-6.

        Options and Futures on Securities and Indices Not Held by Clients of the Price Advisers. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers' clients.

        Options on Securities Held by Clients of the Price Advisers. With respect to options on securities of companies which are held by any of Price Advisers' clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than an Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Exempt List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

        Other Options and Futures Held by Clients of the Price Advisers. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers' clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers' clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

        Closing or Exercising Option Positions. A transaction initiated by an Access Person to exercise an option or to close an option transaction must also receive prior clearance. If an intervening client transaction in the underlying security has occurred since the position was opened, the Access Person may not receive prior clearance to initiate a transaction to exercise the option or to close out the position, as applicable.

    Short Sales. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance. All short sales are subject to the 60-Day Rule described below.

   The 60-Day Rule. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security within 60 days of its purchase. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on February 28, 2002, he or she may not sell any shares of XYZ stock at a profit for 60 days following February 28, 2002. The 60-Day Rule "clock" restarts each time the Access Person trades in that security.

        Exemptions from the 60-Day Rule. The 60-Day Rule does not apply to:

               any transaction by a Non-Access Person except for
            transactions in Price Group stock not exempted below;

              any transaction exempt from prior clearance (e.g., exercise of corporate stock option by Access Person spouse, systematic investment plan; see p. 4-9);

               any transaction in a security in which either the
            acquisition or the sale of that  security did not require prior
            clearance (e.g., if an Access Person inherits a     security, a
            transaction that did not require prior clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition);

              the purchase and sale or sale and purchase of exchange-
            traded index options;

              any transaction in Price Group stock effected through the
            ESPP (note that the 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP); and

              the exercise of "company-granted" Price Group stock options and the subsequent sale of the derivative shares.

        Prior  clearance procedures do not check compliance  with
        the  60-Day  Rule  when considering  a  trading  request.
        Access   Persons  are  responsible  for  checking   their
        compliance with this rule before entering a trade.

        Access Persons may request a waiver from the 60-Day Rule.
        Such requests should be directed in writing to the Chairperson of the Ethics Committee. These waivers are not routinely granted.

    Investments in Non-Listed Securities Firms. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a Nasdaq stock or permission is given under the private placement procedures (see pp. 4-11; 4-14).

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If an employee or an independent director of Price Group or an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares beneficially owned. The independent directors of the Savings Bank are not required to make such reports, except as they may be specifically requested from time to time to do so by the Savings Bank in accordance with regulatory or examination requirements.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (e.g., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to Baltimore Legal/Compliance or the TRP International Compliance Team, even if these transactions are effected with a speculative investment objective.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person is required by United States securities laws to disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("Securities Holdings Report") (see page 4-4 for definition of the term Beneficial Owner) and provide or reconfirm the information regarding all of his or her securities accounts. The form to provide the Securities Holding Report will be provided upon commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel). The form on which to report securities accounts can be found on the firm's Intranet under Corporate/Legal.

All   Access  Persons  are  also  required  to  file  a  Personal
Securities Report, consisting of a Statement of Personal Securities Holdings and a Securities Account Verification Form Report, on an annual basis. The reports must be as of year end and be filed with the firm in January of the following year.

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities
Transactions, and Reports of Securities Accounts.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics Committee, Baltimore Legal/Compliance, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

    Violations by Access Persons, Non-Access Persons and Directors of Price Group. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

    Violations by Independent Directors of Price Funds. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.